THE HARTCOURT COMPANIES, INC.
                        2500 E. Colorado Blvd., Suite 301
                           Pasadena, California 91107
                               Tel: (626) 844-2437
                               Fax: (626) 844-2442


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               To Be Held on Friday, November 15, 2002 at 11:00 AM



Dear Shareholder:

         You are invited to attend the Annual Meeting of the Shareholders of The Hartcourt Companies, Inc. (the "Company"), which will be held on Friday, November 15, 2002, at 11:00 AM local time at the Los Angeles International Airport Holiday Inn hotel, located at 9901 La Cienega Blvd., Los Angeles, CA 90045 for the following purposes:

1. To elect Five (5) directors to hold office for one-year terms and until each of their successors are elected and qualified.

2. To ratify the appointment of Loral International, as the Company's independent public accountants for the fiscal year ending
         December 31, 2002.

3. To transact such other business as may properly come before the meeting. Shareholders of record at the close of business on October 7, 2002 are entitled to notice of, and to vote at, this meeting and any adjournment thereof.



                                    By order of the Board of Directors,



                                    Chairman
Pasadena, California
October 4, 2002

                          THE HARTCOURT COMPANIES, INC.
                        2500 E. Colorado Blvd., Suite 301
                           Pasadena, California 91107



               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The accompanying proxy is solicited by the Board of Directors of The Hartcourt Companies, Inc., a Utah corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, November 15, 2002 at 11:00 AM local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This meeting will be held at the Los Angeles International Airport Holiday Inn hotel, located at 9901 La Cienega Blvd., Los Angeles, CA 90045. The date of this Proxy Statement is October 4, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

GENERAL

Annual Report.

     An annual report, filed on form 10K-SB, for the fiscal year ended December 31, 2001, is enclosed with this Proxy Statement.

Voting Securities.

     Only shareholders of record as of the close of business on October 4, 2002 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 85,608,897 shares of Common Stock of the Company, issued and outstanding. Shareholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. The nominees for director receiving a majority of votes cast at the meeting will be elected.

Solicitation of proxies

     The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. In addition, the Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     In the event that cumulative voting is invoked, a proxy authorizing a vote for management's nominees for directors may be voted cumulatively for less than all of such nominees. If no instructions are given on the executed proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

Revocability of Proxies

     Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

1. Filing a written notice of revocation with our Secretary at our principal executive office located at 2500 E. Colorado Blvd., Suite 301, Pasadena, California 91107;

2. Filing with our Secretary at our principal executive office located at 2500 E. Colorado Blvd., Suite 301, Pasadena, California 91107 a properly executed proxy showing a later date; or

3. Attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Shareholder Proposals

     Proposals of shareholders intended to be presented at the next Annual Shareholder's Meeting must be received by the Company, at its offices at, 2500
E. Colorado Blvd., Suite 301, Pasadena, California 91107 not later than October 14, 2002. Proposals of shareholders must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting. Shareholders are also advised to review Hartcourt's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The Company's Board of Directors currently consists of five (5) authorized directors. Until December 31, 2010, three of the five directors will be elected to the Board pursuant to the rights held by the holder of the Original Preferred Stock to elect 3/5th of the directors. The nominees for election are Dr. Alan V. Phan, Mr. Anthony W J Qiao, Mr. Stephen Tang, Dr. Billy Y N Wang and Mr. David Y Chen, each one of them have been nominated by the management for election at the Annual Meeting of Shareholders. If elected, each nominee will serve as a director until the Company's Annual Meeting of Shareholders in 2003, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Board of Directors may designate.

      If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the votes

  Director Name                 Age              Position                  Since
  ----------------------------  ---      --------------------------------  -----
  Dr. Alan V. Phan              57       Chairman of the Board              1993

  Mr. David Y. Chen             34       Director,
                                         Acting Chief Executive Officer
                                         and Principal Accounting Officer   2002

  Mr. Stephen Tang (1)          56       Director                           2001

  Dr. Billy Y N Wang (1)        38       Director                           2002

  Mr. Anthony W J Qiao (1)      33       Director                           2002

  (1) Denotes director to be elected by Original Preferred Stock

     Dr. Alan V. Phan is the founder of Hartcourt and has been Chairman of the Board of Hartcourt since November 1993. Dr. Phan held the positions of President and Chief Executive Officer of Hartcourt at various times until December 2001. Dr. Phan also the founder of Harcourt Investments and Hartcourt Pen. From 1986 to 1993, Dr. Phan was the owner of Hartcourt Consulting, an engineering, equipment and technology exporter to Asia and South America. From 1981 to 1986, Dr. Phan served as Executive Vice President of EM Kay Group, which is an international aircraft leasing company, as well as owner of Village Bank of New Jersey and Magic Marker Industries. From 1975 to 1981, Dr. Phan was the owner of Alpha Development, a California real estate development company; and UBI Business Brokers of Orange County, a real estate and business brokerage office. From 1970 to 1975, Dr. Phan was Area Manager for Eisenberg Group, an Israeli conglomerate, specialized in trading and manufacturing of industrial and consumer products. Dr. Phan received his academic training and degrees in Environmental Engineering from Pennsylvania State University in 1967, and Sussex College of Technology in 1975.

     Mr. Stephen Tang is the founder of Financial Telecom Limited and has been involved in the development and implementation of consumer technologies for over 20 years. From 1985 to present, Mr. Tang held the position of Chief Executive Officer of Financial Telecom Limited. Mr. Tang's contributions include development of new and innovative products and creation of strategic alliances in China, Taiwan, Korea and USA. Mr. Tang holds a degree in Business Administration from Asia Institute of Management in Manila.

     Mr. Anthony W J Qiao has over 12 years of legal experiences and is currently the Managing Partner at ZhongLun Law Firm's Shanghai office, one of the most established commercial law firm in China. From 1990 to 1994, Mr. Qiao served with Shanghai Superior People's Court, and various Government departments. Mr. Qiao's area of practice includes banking, finance, mergers & acquisitions, real estate, and foreign direct investment. Mr Qiao obtained his Bachelors degree in Law from East China University of Politics & Law in 1987, and Master's degree in Law from Fudan University Law School in 1999. Mr. Qiao was visiting scholar at Wisconsin University Law School and New York University Law School in 1999 and 2000. Mr. Qiao passed China Bar qualification exam in 1992.

     Dr. Billy Y N Wang is currently President of NCH Corp China, a multi-national chemical company with subsidiaries in over 10 cities in China and more than 70 countries. From 1994 to 1997, Dr. Wang was the President of Xibic Enterprises Ltd and Senior Consultant at WCE specializing in international business development and technology transfer. From 1991 to 1997, Dr. Wang served as the Advisor for Office of International Trade of Washington DC. Dr. Wang obtained his Masters and Doctorate degrees in Chemical Engineering from University of Virginia in 1990, and Bachelors degree from University of Massachusetts in 1986.

     Mr. David Y Chen joined Hartcourt in 2001 as President of Sinobull Media Group and Executive Vice-President Hartcourt Capital Limited, and currently serves as acting Chief Executive Officer and Principal Accounting Officer of the company. Mr. Chen has over 10 years experiences in TV broadcasting, publishing, Internet and technology. From 2000 to 2001, Mr. Chen served as the Chief Executive Officer and Executive Director of V2 Technology Inc. for Greater China. From 1999 to 2000, Mr. Chen served as the Managing Director for Greater China, Vice President of Marketing at HelloAsia Corporation (acquired by Brience
Inc). Prior to his technology experience, he was the Regional Marketing Director at CNN International and Sales Director for Greater China and Country Manager for Taiwan for Turner Broadcasting Systems - subsidiaries of AOL-Time Warner from 1995 to 1999. Mr. Chen received his Bachelor of Economics degree from Monash University, Australia in 1991.


                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

                             MANAGEMENT INFORMATION

The Board of Directors and its Committees

     During the year ended December 31, 2001, the Board held eleven (11) meetings. Messers. Phan and Tang attended 100% of the meetings and the other present members attended all of the meetings since attaining their directorships.

     The Company has no Compensation or Nominating Committees.

Options Committee

The Options Committee's function is to review, make recommendations, maintain and implement those option grants of options promulgated by it and approved by the Board of Directors. Directors Phan and Tang comprise the membership of this committee.

Audit Committee

     The Audit Committee's function is to review with the Company's independent public accountants and management the annual financial statements and independent public accountants' opinion. Its responsibilities include reviewing the scope and results of the examination of the Company's financial statements by the independent public accountants, approving all professional services performed by the independent public accountants and all related fees paid in connection with such services and recommending the retention of the independent public accountants to the board, subject to ratification by the shareholders. Additionally, the Committee periodically reviews the Company's accounting policies, internal accounting and financial controls. The members of the Audit Committee are Messrs. Chen, Qiao and Wang. During the year ended December 31, 2001, the Audit Committee held one meeting to ratify the appointment of Company's independent accountants.

Certain Transactions

     There are no extraordinary transactions required to be reported herein.



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 5% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representation from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 5% shareholders were in compliance.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of December 31, 2001 with respect to persons known to Hartcourt to be the beneficial owners of more than 5% of its voting securities and with respect to the beneficial ownership of such securities by each director of Hartcourt and by all directors and executive officers of Hartcourt as a group.

----------------- ---------------------------  ------------------------  -------
Title of Class    Name & Address of            Amount and Nature of      Percent
                  Beneficial Owner             Beneficial Ownership (1)
----------------- ---------------------------  ------------------------  -------

----------------- ---------------------------  ------------------------  -------
Common stock      Dr. Alan V. Phan             2,270,243 (2)               2.8%
                  2500 E. Colorado Blvd.,
                  Suite 301,
                  Pasadena, CA 91107
----------------- ---------------------------  ------------------------  -------
Original          Dr. Alan V. Phan             1,000 (2)                   100%
Preferred         2500 E. Colorado Blvd.,
stock             Suite 301,
                  Pasadena, CA 91107
----------------- ---------------------------  ------------------------  -------
Common stock      CEDE & Co.                   55,135,753 (3)             69.0%
                  55 Water Street 2SL
                  New York, NY 10041
----------------- ---------------------------  ------------------------  -------

----------------- ---------------------------  ------------------------  -------
                  All Officers and Directors   2,999,905                  3.75%
                  as a group
----------------- ---------------------------  ------------------------  -------

(1) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of common stock indicated. Beneficial ownership is calculated in accordance with Rule 13-d-3(d) under the Securities Exchange Act of 1934, as amended.

(2) Includes (i) an aggregate of 1,000,000 shares of common stock issuable upon conversion of 1,000 shares of Original Preferred Stock. As the sole holder of the 1,000 outstanding shares of Original Preferred Stock, Dr. Phan is entitled to elect 3/5 of the number of members of Hartcourt's Board of Directors.

(3) CEDE & Co. is a deposit trust corporation used by stock brokerage companies to hold "Street name" shares.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

  Summary Compensation Table

  The following summary compensation table sets forth certain information regarding compensation, required to be paid pursuant to an employment agreement during each of the three years ended December 31, 2001, 2000 and 1999 to the person serving as the Company's Chief Executive Officer:

Name and Principal Position                 Fiscal Year            Annual Salary
---------------------------------           -----------            -------------
Dr. Alan V. Phan, Former CEO                   2001                 $250,000
                                               2000                 $1
                                               1999                 $3,379,788

     The Company was obligated under employment contract with Dr. Alan Phan to provide salary, bonuses, and other fringe benefits through December 31, 2001. In 2002, Dr. Phan received only $ 24,000 for his Director's fee. Dr. Phan's employment agreement expired on December 31, 2001 and was not renewed. Annual base salary paid under the contract was $250,000 per annum for fiscal years 2001 and 2000. Payments were to be made in equal monthly installments. In the event Hartcourt did not have sufficient cash flow to pay compensation, Dr. Phan had the option to accept Hartcourt's restricted common shares for the same amount of compensation. Share price was to be calculated at 50% of the market trading bid price on January 1st of the year of employment. In April 2002, Hartcourt issued 1,245,793 shares of common stock to Dr. Phan in lieu of his 2001 compensation. During the year 2000, Dr. Phan agreed to receive $1 salary as his compensation for the year ended December 31, 2000.

     The Company is obligated under an employment contract with Mr. David Chen to provide salary, bonuses, and other fringe benefits through July 31, 2003. Annual base salary paid under the contract was $108,000 per annum.

     There are no salary, bonus or incentive plans covering cash or company stock except Hartcourt's 1995 Stock Option Plan (the "Plan"). Under the Plan, incentive and non-qualified stock options may be granted to directors, officers and key employees to purchase up to 2,000,000 shares of common stock at an option price not less than the fair market value of the stock at the time the option is granted; the option period shall not exceed ten years from the date of grant. Except in the case of the death or disability of an option holder, vested options lapse 90 days following termination of continuous employment by Hartcourt. Vested options lapse one year after the death or disability of an option holder. As of August 19, 2002, options to purchase 320,000 shares of common stock were outstanding under the plan at exercise prices ranging from $1.00 to $5.75 per share.

Stock Option Plan

     In April 1995, the Company adopted a stock option plan (the Plan) to attract and retain qualified persons for positions of substantial responsibility as officers, directors, consultants, legal counsel, and other positions of significance to the Company. The Plan provides for the issuance of both Incentive Stock Options and Non-Qualified Stock Options. The Plan, which is administered by the Board of Directors, provides for the issuance of a maximum of 2,000,000 options to purchase shares of common stock at the market price thereof on the date of grant. Such options are generally exercisable over a 10-year period from the date of grant. Each option lapses 90 days after the optionee has terminated his continuous activity with the Company, except that if his continuous activity with the Company terminates by reason of his death, such option of the deceased optionee may be exercised within one year after the death of such optionee. Options granted under the Plan are restricted as to sale or transfer. All options were granted at not less than fair value at the date of grant and have terms of 10 years.


     The following table summarizes the activity in the plan:

                                                                       Weighted
                                                Number of               Average
                                                                       Exercise
                                                 Shares                  Price
                                               -------------        ------------

Shares under option at January 1, 2000              400,000          $     1.00
    Granted                                          70,000                6.76
    Exercised                                             -                   -
    Canceled                                              -                   -
                                               -------------        ------------

Shares under option at December 31, 2000            470,000          $     1.86
    Granted                                               -                   -
    Exercised                                             -                   -
    Canceled                                        150,000                3.69
                                               -------------        ------------

Shares under option at December 31, 2001            320,000          $     1.30
                                               -------------        ------------

     All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant, and in accordance with the accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's financial statements. Had compensation cost for stock-based compensation been determined based on the fair value at the grant dates in accordance with the method delineated in Statement of Accounting standards No. 123, the Company's net loss and loss per share for the year ended December 31, 2001 and 2000, would not have been increased.

     Additional information relating to stock options outstanding and exercisable at December 31, 2001 summarized by exercise price is as follows:

                                     Outstanding                Exercisable
                            ----------------------------  ----------------------
                                  Weighted Average            Weighted Average
 Exercise Price             ----------------------------  ----------------------
    Per Share     Shares    Life (Years)  Exercise Price  Shares  Exercise Price
 --------------   -------   ------------  --------------  ------- --------------

 $1.00 to $5.75   320,000      6 . 7           $1.30      320,000      $1.30

     In connection with a Fee Agreement for introduction services with two individuals, (collectively referred to as the "Introducers"), Hartcourt agreed to grant to the Introducers options to purchase up to 2,500,000 shares of Hartcourt common stock at a price of $5.50 per share. The options were issued at the fair market value on the date of issuance and therefore, no expense was recorded. On May 4, 2000, the Introducers exercised their option to acquire 2,500,000 shares of Hartcourt common stock. As of December 31, 2001, Hartcourt received $2,275,000 towards the exercise price of 500,000 options into shares exercised by the Introducers. The remaining 2,000,000 options and the subscriptions receivable balance of $11,000,000 were cancelled in 2001 due to non-payment.

     In connection with providing consulting services, on July 21, 2000, Hartcourt granted to a consultant options to purchase 20,000 shares of Hartcourt stock at a price of $5.75 per share. The options expire on July 20, 2003. The options were issued at the fair market value on the date of issuance using the Black-Scholes option-pricing model as required by SFAS 123. The value of options was not material.

Employment and Change of Control Arrangements

     Dr. Phan serves as Chairman, pursuant to the terms of an employment agreement entered into in 1997 which expired on December 31, 2001 and not renewed. Under the terms of the agreement, Dr. Phan received an annual salary of not less than $200,000 and any bonus that was determined by the Board of Directors. In May 1998, the Board of Directors granted Dr. Phan 500,000 stock options for extraordinary services provided during 1997 on behalf of the Company. The value of the underlying common stock on the date of grant was $1.625. The stock options are exercisable over ten (10) years.

     In the event the Company enters into an agreement which significantly changes the ownership, or an agreement to dispose of the majority of the Company's assets or stock of the company, options outstanding under the plan will vest in full and become exercisable as of the date of such agreement. Any outstanding options, which are not exercised or assumed, will terminate as of the date of such disposition.

Compensation of Directors

     Each Director currently serving on the Board received $12,000 dollars worth of shares of the Company's Restricted Common Stock each quarter starting January 1, 2000 for attendance at a minimum of four Board meetings per year.

                                   PROPOSAL 2

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Loral International, as our independent accountants for the fiscal year ended December 31, 2002. The Board of Directors is submitting its selection of independent auditors for ratification by the shareholders at the Annual Meeting. A representative of Loral International may be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                    RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business, which the Board of Directors intends to present or knows that others will present, is as set forth above. If any other matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                  By Order of the Board of Directors


                                  /s/Alan Phan
                                  -----------------------------------
October 4, 2002                      Alan Phan
                                     Chairman

Proxy Card
                          THE HARTCOURT COMPANIES, INC.

 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, NOVEMBER 15, 2002 AT 11:00 AM AT THE LOS ANGELES INTERNATIONAL AIRPORT HOLIDAY INN HOTEL LOCATED AT 9901 LA CIENEGA BLVD., LOS ANGELES, CALIFORNIA 90045

     The undersigned hereby appoints Dr. Alan V. Phan and David V. Chen, and each of them, as proxies for the undersigned, each with full Power of Substitution, to represent the undersigned and to vote all shares of Common Stock of The Hartcourt Companies, Inc. (the "Company") that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any matters that may properly come before the Company's Annual Meeting of Shareholders to be held on Friday, November 15, 2002, and at any and all adjournments thereof, as set forth under the heading "Transaction of Other Business" in the accompanying proxy statement. If no other indication is made, at the meeting and at any and all adjournments thereof, the proxy holders will vote for (i) the election of director nominees, and (ii) the ratification of the appointment of the independent auditors.

     IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES. PLEASE MARK YOUR VOTE LIKE THIS. /X/

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.  ELECTION OF FIVE DIRECTORS.

   01 DR. ALAN V. PHAN   02 STEPHEN TANG  03 ANTHONY W J QIAO  04 DR. BILLY Y N WANG  05 DAVID Y CHEN
   --                    --               --                   --                     --

     / / For all the nominees    / / Withhold Authority to Vote for All Nominees
TO WITHHOLD AUTHORITY FOR ANY NOMINEE, CHECK THE "FOR" ALL NOMINEES BOX ABOVE AND WRITE THAT NOMINEE'S NAME ON LINE BELOW:

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.
                 / / FOR   / / AGAINST   / / ABSTAIN


     I PLAN TO ATTEND HARTCOURT'S 2002 ANNUAL MEETING OF SHAREHOLDERS. / /

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY ILL BE VOTED FOR PROPOSALS 1 AND 2.


                                       Dated:_____________________________, 2002




                                       -----------------------------------------
                                                      Signature




                                       -----------------------------------------
                                                      Signature

                                       THIS  PROXY  SHOULD BE SIGNED  EXACTLY AS
                                       NAME    APPEARS    HEREON.     EXECUTORS,
                                       ADMINISTRATORS,  TRUSTEES  AND SO  FORTH,
                                       SHOULD  GIVE FULL  TITLE AS SUCH.  IF THE
                                       SIGNATORY IS A  CORPORATION,  PLEASE SIGN
                                       FULL CORPORATE NAME BY A DULY  AUTHORIZED
                                       OFFICIAL.  IF A PARTNERSHIP,  PLEASE SIGN
                                       IN  PARTNERSHIP  NAME  BY  AN  AUTHORIZED
                                       PARTY.  IF  SHARES  ARE HELD IN  MULTIPLE
                                       NAMES,  AT  LEAST  ONE  MUST  SIGN  AS AN
                                       AUTHORIZED PARTY.